NEWS BULLETIN                                            GROUP 1 AUTOMOTIVE INC
From:
The Financial Relations Board Inc    950 Echo Lane, Suite 100 Houston, TX  77024

------------------------------------------------------------------------------------------------------------------------
AT GROUP 1:              Chairman, President and CEO      B. B. Hollingsworth, Jr.           (713) 647-5700
                         Sr. VP, CFO and Treasurer        Scott L. Thompson                  (713) 647-5700
AT FRB:                  General Inquiries                Marilyn Windsor                    (312) 640-6692
                         Analyst Inquiries                Bill Schmidle                      (312) 640-6753
                         Media Inquiries                  Bob Schwaller                      (972) 450-6562
------------------------------------------------------------------------------------------------------------------------


FOR IMMEDIATE RELEASE
THURSDAY, FEBRUARY 17, 2000

    GROUP 1 POSTS DOUBLE-DIGIT GAINS IN REVENUES, EARNINGS FOR 1999 FOURTH
                              QUARTER, FULL YEAR


Highlights:
 . Q4 DILUTED EPS UP 21% TO $0.35; 1999 DILUTED EPS $1.55, A 34% INCREASE . NET INCOME UP 40% FOR Q4, 62% FOR YEAR
 .  FULL-YEAR REVENUES TOP $2.5 BILLION
 .  GROSS AND OPERATING MARGINS CONTINUE TO EXPAND



                   Summary Results of Operations (Unaudited)
                    (In millions, except per share amounts)

                                                        THREE MONTHS ENDED                      TWELVE MONTHS ENDED
                                                          DECEMBER  31,                             DECEMBER 31,
                                              -----------------------------------     -------------------------------------
                                                     1999                1998                 1999                 1998
                                              ---------------     ---------------     -----------------     ---------------
             REVENUES                                  $691.8              $472.5              $2,508.3            $1,630.1
             GROSS PROFIT                              $101.4              $ 69.2              $  376.4            $  236.5
             INCOME FROM OPERATIONS                    $ 21.9              $ 14.4              $   86.0            $   52.0
             NET INCOME                                $  7.7              $  5.5              $   33.5            $   20.7
             DILUTED EARNINGS PER SHARE                $ 0.35              $ 0.29              $   1.55            $   1.16


HOUSTON, February 17, 2000--Group 1 Automotive, Inc. (NYSE: GPI), a leading operator in the highly fragmented automotive retailing industry, today reported double-digit gains in revenues, operating income and net income for the fourth quarter and year ended December 31, 1999. Revenue growth in all categories and continued improvement in operating margins drove the company's strong performance.

ENHANCED MARGINS, STRONG NEW VEHICLE MARKET, ACQUISITIONS BOOST EARNINGS
For the fourth quarter ended December 31, 1999, revenues grew 46 percent to $691.8 million from $472.5 million for the same period last year. Net income increased 40 percent to $7.7 million from $5.5 million, while earnings per diluted share grew 21 percent to $0.35 from $0.29 a year ago. Cash flow per share (net income plus depreciation and amortization) increased to $0.49 from $0.40 in the 1998 period. The

                                    -more-

Group 1 Automotive
Add -1-

increases in earnings and cash flow per share were achieved despite being calculated on 22.2 million shares compared with 19.0 million shares last year, a 17 percent higher number of shares outstanding.

Gross margin for the quarter was 14.7 percent compared with 14.6 percent during the year-ago period. Income from operations rose to $21.9 million from $14.4 million, a 52 percent increase, resulting in the operating margin expanding to
3.2 percent from 3.0 percent in last year's period. Group 1 has achieved year-over-year improvements in operating margin since going public.

"I am pleased to announce another exceptionally strong quarter," said B.B. Hollingsworth Jr., Group 1's chairman, president and chief executive officer. "Our dealerships, including those acquired during the year, turned in solid performances. We benefited from a record-setting new vehicle market and synergy from the successful execution of our acquisition and operating strategies."

Hollingsworth noted that strong vehicle sales for the quarter were driven by modest new vehicle price increases, innovative new products and continued high consumer confidence.

1999 EARNINGS GROWTH OUTPACES REVENUE INCREASE

For the year, revenues increased 54 percent to $2.5 billion from $1.6 billion in 1998. Net income increased 62 percent to $33.5 million, or $1.55 per diluted share, compared with $20.7 million, or $1.16 per diluted share. Cash flow per share was $2.05 compared with $1.52. Per-share amounts for the 1999 period were calculated on 21.6 million shares compared with 17.9 million shares last year.

Gross margin for 1999 was 15.0 percent compared with 14.5 percent a year ago. Income from operations rose 65 percent to $86.0 million from $52.0 million. The operating margin expanded to 3.4 percent from 3.2 percent last year.

"We are very proud of our achievements," Hollingsworth noted. "Our operating leverage has been significant and demonstrates that we have been successful in integrating our acquisitions. We have proven that select acquisitions executed under a disciplined strategy can produce earnings growth."

RECENT ACQUISITIONS EXPECTED TO CONTRIBUTE TO 2000 RESULTS

Group 1 recently announced that it had completed six acquisitions, including platforms in three new markets. Hollingsworth confirmed that the company would continue to seek acquisitions that enhance brand and geographic diversity, as well as provide synergy and add value. According to Hollingsworth, Group 1's target is to acquire approximately $600 million in revenues during 2000. The company has already completed transactions with $290 million in revenues during 2000.

Group 1 is a leading operator in the highly fragmented $600 billion automotive retailing industry. The company has an annualized revenue run rate of over $3.4 billion, and owns 98 dealership franchises comprised of 30 different brands, and 19 collision service centers located in Texas, Oklahoma, Florida, New Mexico, Colorado, Georgia, Louisiana and Massachusetts. Through its dealerships and Internet sites, the company sells new and used cars and light trucks, provides maintenance and repair services, sells replacement parts and arranges related financing, vehicle service and insurance contracts.

                                    -more-

Group 1 Automotive
Add -2-

This press release contains certain forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, which are subject to known and unknown risks, uncertainties or other factors not under Group 1's control that may cause the actual results, performance or achievements of Group 1 to be materially different from the results, performance or other expectations implied by these forward-looking statements. Some of these risks, uncertainties and other factors include those disclosed in Group 1's filings with the Securities and Exchange Commission.

FOR ADDITIONAL INFORMATION REGARDING GROUP 1 AUTOMOTIVE FREE OF CHARGE VIA FAX,
        DIAL 1-800-PRO-INFO AND USE THE COMPANY'S STOCK SYMBOL, "GPI."

 GROUP 1 AUTOMOTIVE, INC. CAN BE REACHED ON THE INTERNET AT www.group1auto.com


                         FINANCIAL TABLES TO FOLLOW...

                                    -more-

Group 1 Automotive
Add -3-


                            GROUP 1 AUTOMOTIVE, INC.
                            STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

                                                                 THREE MONTHS ENDED                 TWELVE MONTHS ENDED
                                                                    DECEMBER 31,                        DECEMBER 31,
                                                          ------------------------------       -----------------------------
                                                               1999              1998              1999              1998
                                                          ------------       -----------       -----------       -----------
REVENUES:
New vehicles                                               $   414,988       $   268,883       $ 1,465,759       $   931,205
Used vehicles                                                  196,409           147,097           750,807           510,192
Parts & service                                                 59,510            41,879           212,970           139,144
Other dealership revenue, net                                   20,877            14,683            78,788            49,516
                                                          ------------       -----------       -----------       -----------
       Total revenues                                          691,784           472,542         2,508,324         1,630,057

COST OF SALES:
New vehicles                                                   380,891           247,191         1,344,120           857,109
Used vehicles                                                  182,644           136,730           691,499           471,910
Parts & service                                                 26,837            19,448            96,348            64,528
                                                          ------------       -----------       -----------       -----------
      Total cost of sales                                      590,372           403,369         2,131,967         1,393,547

Gross Profit                                                   101,412            69,173           376,357           236,510

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
                                                                76,334            52,756           279,791           178,038

DEPRECIATION EXPENSE                                             1,456             1,133             4,853             3,783

AMORTIZATION EXPENSE                                             1,735               918             5,763             2,643
                                                          ------------       -----------       -----------       -----------

Income from operations                                          21,887            14,366            85,950            52,046

OTHER INCOME (EXPENSE):
Floorplan interest expense                                      (6,772)           (3,842)          (20,395)          (12,837)
Other interest expense, net                                     (2,347)           (1,322)          (10,052)           (4,027)
Other income (expense), net                                        (23)               46               186                39
                                                          ------------       -----------       -----------       -----------

INCOME BEFORE INCOME TAXES                                      12,745             9,248            55,689            35,221

PROVISION FOR INCOME TAXES                                       5,082             3,779            22,174            14,502
                                                          ------------       -----------       -----------       -----------
NET INCOME                                                 $     7,663       $     5,469       $    33,515       $    20,719
                                                          ============       ===========       ===========       ===========

Basic earnings per share                                   $      0.36       $      0.30       $      1.62       $      1.20

Diluted earnings per share                                 $      0.35       $      0.29       $      1.55       $      1.16

Diluted cash flow per share                                $      0.49       $      0.40       $      2.05       $      1.52

Weighted average shares outstanding:
     Basic                                                  21,574,440        18,242,118        20,683,308        17,281,165
     Diluted                                                22,150,246        18,992,225        21,558,920        17,904,878

OTHER DATA:
Gross margin                                                      14.7%             14.6%             15.0%             14.5%
Operating margin                                                   3.2%              3.0%              3.4%              3.2%
Pretax income margin                                               1.8%              2.0%              2.2%              2.2%

Retail new vehicles sold                                        16,755            11,182            60,384            39,822
Retail used vehicles sold                                       11,504             8,817            45,630            31,248
                                                          ------------       -----------       -----------       -----------
     Total retail sales                                         28,259            19,999           106,014            71,070

                                    -more-

Group 1 Automotive
Add -4-

                           GROUP 1 AUTOMOTIVE, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                (IN THOUSANDS)


                                                                            DECEMBER 31,                         DECEMBER 31,
                                                                                1999                                 1998
                                                                             -----------                          ----------
                                                                             (UNAUDITED)                           (AUDITED)
ASSETS
Current assets:
 Cash and cash equivalents                                                   $   118,824                          $   66,443
 Inventories, net                                                                386,255                             219,176
 Other assets, net                                                                48,344                              41,303
                                                                             -----------                          ----------
  Total current assets                                                           553,423                             326,922
                                                                             -----------                          ----------

Property and equipment, net                                                       46,711                              21,960
Goodwill, net                                                                    235,312                             123,587
Other assets                                                                       7,464                               5,241
 Total assets                                                                $   842,910                          $  477,710
                                                                             ===========                          ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Floorplan notes payable                                                     $   363,489                          $  193,405
 Other interest-bearing liabilities                                                1,076                               2,966
 Accounts payable and accrued expenses                                           108,730                              82,300
                                                                             -----------                          ----------
  Total current liabilities                                                      473,295                             278,671
                                                                             -----------                          ----------
Debt                                                                             113,174                              42,821
Other liabilities                                                                 24,412                              20,034
Total stockholders' equity                                                       232,029                             136,184
                                                                             -----------                          ----------
 Total liabilities and stockholders' equity                                  $   842,910                          $  477,710
                                                                             ===========                          ==========
 OTHER DATA:

 Working capital                                                             $    80,128                          $   48,251

 Current ratio                                                                      1.17                                1.17

 Long-term debt to capitalization                                                     33%                                 25%